INTERIM INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 23rd day of November , 2004 between PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company having its principal place of business in Newport Beach, California (the "Adviser") and CIGNA VARIABLE PRODUCTS GROUP, a Massachusetts business trust having its principal place of business in Newton, Massachusetts (the "Trust").

WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Adviser is engaged in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

WHEREAS, the Trust operates as a "series company" as contemplated by Rule 18f-2 under the 1940 Act and is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing interest in a separate portfolio of securities and other assets; and

WHEREAS, the Trust desires to engage the Adviser to serve as the investment adviser for the TimesSquare VP Core Plus Bond Fund, a series of the Trust (the "Series"), and the Adviser has agreed to serve in that capacity.

NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

      1. The Trust hereby appoints the Adviser to act as manager and investment adviser to the Series for the period and on the terms herein set forth, subject to the control of the Board of Trustees of the Trust. The Adviser hereby accepts such appointment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation herein provided.

      2. (a) The Adviser, at its expense, and subject to the supervision of the Board of Trustees of the Trust, will (i) provide a program of continuous investment management for the Series with regard to the investments by the Series in fixed income securities and other assets in accordance with the investment objectives, policies and limitations applicable to the Series as stated in the prospectus and Statement of Additional Information included as part of the Trust's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as they may be amended from time to time ("Registration Statement"), copies of which shall be provided to the Adviser by the Trust; and (ii) place orders to purchase and sell fixed income securities and other assets for the Series. The Adviser is authorized on behalf of the Trust to enter into agreements and execute any documents required to make investments permitted by this Section.

      The Adviser's investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon, in accordance with the investment objective, policies and restrictions applicable to the Series as stated in the Registration Statement.

      The Adviser will assist the Trust in: (i) opening and maintaining brokerage accounts for

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financial futures and options (such accounts hereinafter referred to as
"brokerage accounts") on behalf of and in the name of the Series and (ii) executing for and on behalf of the Series, standard customer agreements with a broker or brokers. The Adviser may, using such of the securities and other property of the Series as the Adviser deems necessary or desirable, direct the custodian to deposit on behalf of the Series, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Adviser deems desirable or appropriate.

      The Adviser has delivered to the Trust a copy of its Disclosure Document dated September 1, 2004, on file with the Commodity Futures Trading Commission. The Trust hereby acknowledges receipt of such copy.

            (b) The Adviser, at its own expense, shall place orders for the purchase and sale of portfolio securities for the account of the Series with brokers or dealers selected by the Adviser. In executing portfolio transactions for the Series and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Series the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Series and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a Series portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer--viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

            (c) Provided the investment objectives of the Series are adhered to, the Trust agrees that the Adviser may aggregate sales and purchase orders of securities, commodities and other investments held in the portfolio of the Series with similar orders being made simultaneously for other accounts managed by the Adviser or with accounts of the affiliates of Adviser, if in the Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Series taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Trust acknowledges that the determination of such economic benefit to the Series by the Adviser represents the Adviser's evaluation that the Series is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

      (d) The Trust agrees that the Adviser shall be solely responsible for voting all proxies solicited by or with respect to the issuers of securities in which assets of the Series may be invested by the Adviser. The Adviser shall maintain a record of how the Adviser voted and such record shall be available to the Trust upon its request. It is further understood that Adviser need not and is not required to accept any direction concerning the voting of proxies from the Trust. The right of adviser to vote proxies shall continue until the earlier of the termination of the Agreement or such time as the Trust specifically revokes Adviser's authority to vote proxies and specifically reserves such right to the Trust or to another.


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      3. In addition to performing at its own expense the obligations set forth in paragraph 2 hereof, the Adviser shall furnish at its own expense or pay the expenses of the Trust for office space in the offices of the Adviser or in such other place as may be agreed upon from time to time, and all necessary office facilities and equipment;

      4. Except as otherwise agreed by the Adviser, nothing in paragraph 3 hereof shall require the Adviser to bear, or to reimburse the Trust for:

            (a) any of the costs of printing and mailing proxy materials relating to the Series;

            (b) the costs of printing and mailing of sales literature, prospectuses and offering circulars required by regulatory authorities;

            (c) compensation of Trustees of the Trust who are not directors, officers or employees of the Adviser, CIGNA Corporation or any of its affiliates;

            (d) registration, filing and other fees in connection with requirements of regulatory authorities;

            (e) the charges and expenses of the Custodian appointed by the Trust for custodial, paying agent, transfer agent and plan agent services;

            (f) charges and expenses of independent accountants retained by the Trust;

            (g) charges and expenses of any transfer agents and registrars appointed-by the Trust;

            (h) issue and transfer taxes, brokers' commissions and dealers' concessions chargeable to the Trust in connection with securities transactions to which the Trust is a party, including any portion of such commissions attributable to research and brokerage services as defined by Section 28(e) of the Securities Exchange Act of 1934, as amended from time to time;

            (i) taxes and corporate fees payable by the Trust to federal, state or other governmental agencies;

            (j) the cost of share certificates (if any) representing shares of the Series;

            (k) legal fees and expenses in connection with the affairs of the Trust, including registering and qualifying its shares with federal and state regulatory authorities; and

            (1) expenses of shareholders' and trustees' meetings.

      5. Notwithstanding the provisions of Paragraphs 3 and 4, Adviser shall indemnify the Trust against any expense of personnel of the Adviser, or any affiliate of the Adviser, which might otherwise have been charged to the Trust under any provision of this Agreement or of the Distribution Agreement between the Trust and its principal underwriter.


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

      6. The Adviser agrees to hold the Trust harmless with respect to any and all damages the Trust may sustain resulting from any dishonest act of any employee or agent of the Adviser. This Paragraph 6 is in addition to, and not by way of limitation of, any other rights of indemnification which the Trust may have hereunder or otherwise.

      The Adviser and its officers, directors, employees, agents, representatives or persons controlling or controlled by it shall not be liable to the Trust or any shareholder of the Trust for any error of judgement or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Series, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder and Adviser agrees to indemnify and hold the Trust and the Series harmless against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) with respect to any and all damages the Trust or Series may sustain directly resulting from the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its obligations hereunder or a material breach of this agreement.

      7. The services of the Adviser to the Trust hereunder are not to be deemed exclusive and the Adviser shall be free to render similar service to others so long as its services hereunder are not impaired or interfered with thereby.

      8. The Trust shall pay the Adviser as full compensation for all services rendered and all facilities furnished hereunder as to the Series a management fee for the Series determined in accordance with Schedule A attached hereto.

      9. It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser as directors, officers, shareholders or otherwise, that directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise, that the Adviser may be interested in the Trust as a shareholder or otherwise, and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Declaration of Trust of the Trust and the Certificate of Incorporation of the Adviser, respectively, or by specific provision of applicable law.

      10. (a) This Agreement will take effect on the date hereof. This Agreement shall thereafter continue in full force and effect from year to year, if its continuance is specifically approved each subsequent year by vote of a majority of the outstanding shares (as defined in the 1940 Act) of the Series or by the Board of Trustees of the Trust, and in either event by a majority of the Trustees of the Trust who are not parties to the Agreement or interested persons (within the meaning of the 1940 Act) of the Trust or the Adviser, such Trustees voting in person at a meeting called for such purpose; provided, however, that:

            (b) This Agreement may at any time be terminated without the payment of any penalty on 60 days' written notice to the Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series.


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

            (c) This Agreement shall immediately terminate in event of its assignment (as that term is defined in the 1940 Act).

            (d) This Agreement may be terminated by the Adviser on 90 days' written notice to the Trust.

      11. INTERIM CONTRACT PROVISIONS. Notwithstanding any other provision of this Agreement:

            (a) Prior to this Agreement being approved by a vote of a majority of the Trust's outstanding voting securities in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"): (i) in no event shall compensation paid to the Adviser hereunder exceed the amount permitted by Rule 15a-4 under the 1940 Act; (ii) all fees payable to the Adviser hereunder shall be held in an interest-bearing escrow account with the Trust's custodian or a bank (the "Escrow Account"); and (iii) this Agreement may be terminated at any time without the payment of any penalty, by vote of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Series on 10 days' prior written notice to the Adviser. Funds held in the Escrow Account, including interest earned, shall be paid to the Adviser promptly after approval of this Agreement by the vote of a majority of the Company's outstanding voting securities in accordance with the 1940 Act, provided that such approval is obtained no later than 150 days after the date of this Agreement.

            (b) If this Agreement is not approved by a vote of a majority of the Trust's outstanding voting securities within the time period stated above in
(a), (i) this Agreement shall immediately terminate; and (ii) the Adviser shall receive from the Escrow Account the lesser of: (A) the sum of the amount of any costs incurred by the Adviser in performing its duties under this Agreement prior to such termination plus any interest earned on that amount, and (B) the sum of the amount deposited in the Escrow Account plus any interest earned on that amount.

      12. (a) Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed for this purpose that the address of the Adviser and the Trust shall be the address stated below.

      Adviser:
      Pacific Investment Management Company LLC
      840 Newport Center Drive
      Newport Beach, CA 92660
      Fax: 949-720-1376
      Attention: Chief Legal Officer
      cc: Scott Roney

      Trust:

      c/o TimesSquare Capital Management, Inc.
      280 Trumbull Street, H16C, Hartford, CT 06103
      Fax: 860.757.7581
      Attention: Jeffrey S. Winer
      cc: Al Bingham


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            (b) The Adviser is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Trust by any one or more of those persons designated as representatives of the Trust whose names, titles and specimen signatures appear in Schedule "B" attached hereto. The Trust may amend such Exhibit B from time to time by written notice to the Adviser. The Adviser shall continue to rely upon these instructions until notified by the Trust to the contrary.

      13. Copies of the Master Trust Agreement, as amended, establishing CIGNA Variable Products Group (the "Trust") are on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Master Investment Advisory Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Master Investment Advisory Agreement are not binding upon any of the Trustees, officers, shareholders, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust.

      14. Concurrently with the execution of this Agreement, the Adviser is delivering to the Trust a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Trust acknowledges receipt of such copy.

      15. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate as of the day and year first above written.


CIGNA VARIABLE PRODUCTS GROUP

By
   ---------------------------------
   Name: Jeffrey S. Winer
   Title: Vice President


PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By
   ---------------------------------
   Name:  William R. Benz
   Title: Managing Director


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Compensation Schedule for the Series:

Schedule A

      The Trust shall pay the Adviser as full compensation for all services rendered and all facilities furnished hereunder, a management fee for the Series by applying the annual rate of 0.50% to the average daily net asset value of the Series for the calendar year, computed in the manner used for the determination of the offering price of Shares of the Series. The fee accrued as of the end of each month shall be paid no later than the 15th of the following month.

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                                   SCHEDULE B
                           DESIGNATED REPRESENTATIVES
                                     OF THE
                                      TRUST
                              (PIMCO ACCOUNT #____)

                                November 23, 2004

              Name/Title                                       Signature


Jeffrey S. Winer, Vice Pres. and Secretary
                                                     ---------------------------


Alfred A. Bingham, Vice Pres. and Treasurer
                                                     ---------------------------


Richard H. Forde, President
                                                     ---------------------------